Exhibit 10.3

INFLUENCER PROCUREMENT SERVICES AGREEMENT

This Influencer Procurement Services Agreement ("Agreement") is made and entered into as of 04/25/2024 by and between DeltaSoft Corp, a corporation organized and existing under the laws of Wyoming, with a principal place of business located at 91 Portland Road, London W11 4LN, United Kingdom ("Service Provider"), and EVER SKY PTE. LTD, a corporation organized and existing under the laws of Singapore, with a principal place of business at 150 SOUTH BRIDGE ROAD #02-06 FOOK HAI BUILDING ("Client").

1. PURPOSE

The Service Provider agrees to provide influencer procurement services for the Client, aimed at identifying and securing strategic influencer partnerships to enhance the Client's brand visibility and market reach.

2. TERM

This Agreement shall commence on 04/25/2024 and shall continue until 07/25/2024, unless earlier terminated in accordance with the provisions herein. The Service provider agrees to deliver the specific content and engagement activities as detailed in Exhibit A under the Roadmap and Execution sections.

3. SCOPE OF SERVICES

The Service Provider will:
- Conduct market research to identify potential influencers that align with the Client's brand values and target audience.
- Initiate contact and negotiate terms with selected influencers to secure partnerships on behalf of the Client.
- Provide the Client with progress reports detailing outreach efforts and status of negotiations.

4. COMPENSATION

The Client agrees to pay the Service Provider as follows:
- A fee of $6500

5. INTELLECTUAL PROPERTY

All intellectual property rights related to content produced during the influencer partnerships shall belong to the Client, unless otherwise agreed in writing.

6. TERMINATION

This Agreement may be terminated by either party upon 30 days’ written notice to the other party for any reason. In the event of termination, the Service Provider shall be compensated for all services rendered up to the termination date.

7. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Wyoming,USA.

8. USE OF THIRD PARTIES

a. Authorization: The Service Provider is authorized to engage third-party service providers ("Subcontractors") as necessary to fulfill the obligations under this Agreement.
b. Responsibility: The Service Provider shall remain fully responsible for all work performed under this Agreement, including all work performed by any Subcontractor.
c. Disclosure: The Service Provider agrees to provide the Client with a list of all Subcontractors engaged in the project.
d. Client Consent: The Service Provider must obtain prior written consent from the Client before engaging any Subcontractors for key tasks.
e. Confidentiality and Data Protection: The Service Provider must ensure that any Subcontractors engaged are bound by confidentiality and data protection obligations that are at least as protective as those stipulated in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Influencer Procurement Services Agreement as of the last date signed below.

DeltaSoft	EVER SKY PTE. LTD

X Andrey Novokhatski	X Alex Chow

Director	Manager

1

Exhibit A

Detailed Project Description, Goals, Roadmap, and Specific Deliverable.

Title:

Partnerships with key industry influencers

Goal:

Establish strategic partnerships with at least 3 key industry influencers to expand brand reach and visibility

Project overview:

In this project, we aim to establish strategic partnerships with at least 3 key industry influencers to amplify our brand's reach and enhance visibility. By leveraging the credibility and audience of these influencers, we seek to create authentic connections with our target demographic and drive engagement through compelling collaborations and content.

Roadmap:

1) Research and Identify Key Influencers

- Conduct market research to identify relevant industry influencers

- Analyze influencer audience demographics and engagement rates

- Assess influencers' content alignment with our brand values and messaging

2) Outreach and Relationship Building

- Craft personalized outreach messages to initiate contact with influencers

- Establish initial connections through social media engagement

- Schedule virtual meetings or calls to discuss potential collaboration opportunities

3) Negotiation and Partnership Development

- Define terms and expectations for the partnership agreement

- Collaborate on creating a joint content strategy with the influencers

- Develop a timeline for content creation and publication

4) Execution and Activation

- Coordinate production of collaborative content with influencers

- Leverage influencers' platforms to share branded content

- Engage with audience feedback and monitor performance metrics

5) Measurement and Optimization

- Analyze the impact of influencer partnerships on brand reach and engagement

- Track key performance indicators such as website traffic and social media metrics

- Iterate on strategies based on insights for continuous improvement

2